Exhibit 99.1

INDEPENDENT CONSULTING AGREEMENT

THIS INDEPENDENT CONSULTING AGREEMENT (the “Agreement”) is made effective as of June 1, 2005 (the “Effective Date”), between Trestle Holdings, Inc., a Delaware corporation with a principal place of business at 199 Technology Dr. Suite 105, Irvine, California 92618 (“Trestle”), on the one hand, and Michael Doherty (“Consultant”), on the other hand. Trestle and Consultant may be referred to herein as the “Parties” collectively, or as Trestle or Consultant, individually.

WHEREAS, Trestle is engaged in the business of developing, owning, using, licensing, marketing, and selling on a worldwide basis a series of microscopy and telemedicine products and services;

     WHEREAS, Consultant is a member of the Board of Directors of Trestle;

WHEREAS, the independent members of the Board of Directors have resolved to engage Consultant as Executive Chairman of the Company;

WHEREAS, the material facts of this Agreement have been fully disclosed or are known to the Board of Directors; and

WHEREAS, the independent members of the Board of Directors have authorized this Agreement in good faith.

NOW THEREFORE, in consideration of the mutual promises contained herein, as well as other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  Consulting Services. Consultant hereby agrees to provide Trestle with the consulting services specified in the Description of Work attached hereto as Appendix A (the “Services”). Consultant shall provide the Services as an independent contractor. Nothing contained herein shall be considered to create the relationship of employer and employee, partnership, joint venture or other association between the Parties. Subject to Trestle's indemnification obligations in Section 6 below, Trestle shall not be liable for any acts or omissions of Consultant made in connection with the Services. Consultant shall be solely responsible for the payment of all income, sales, employment, excise, withholding, and other taxes imposed on or with respect to compensation and other amounts received pursuant to this Agreement. Consultant expressly agrees to make all payments of such taxes, as and when the same may become due and payable with respect to the compensation and other amounts received under this Agreement. Trestle shall make no social security, workers compensation or unemployment insurance payments on behalf of Consultant; provided, however, that if required by law or any governmental agency, Trestle shall withhold such payments from amounts due Consultant, and any such withholding shall be for Consultant's account and shall not be reimbursed by Trestle to Consultant. Consultant will not be entitled to any workers' compensation, disability benefits or unemployment insurance benefits coverage from Trestle. Consultant shall have no authority to act for or on behalf of, or otherwise bind, Trestle except as expressly authorized by Trestle.

2.  Term. This Agreement shall commence on the Effective Date and continue until May 31, 2006 (the “Initial Term”), unless terminated by mutual agreement in writing by the Parties, or terminated in accordance with the provisions of this Agreement.

3.  Compensation. In consideration of the Services, Trestle shall pay Consultant in accordance with the payment terms described in Appendix A hereto (the “Fees”). In addition, Trestle shall pay Consultant’s reasonable expenses incurred in connection with the Services (the “Expenses”), provided, however, that the Expenses must fall within the accepted categories described in Appendix A, and provided further that each expense over $500.00 per month is pre-approved by Trestle in writing.

4.  Confidentiality and Inventions Agreement. Consultant shall execute, and agrees to be bound by, the terms of that certain Confidentiality and Inventions Agreement (the “Inventions Agreement”), a form of which is attached hereto as Appendix B, as of the Effective Date. [Please provide a copy of the Inventions Agreement for review]. During the term of this Agreement, Consultant shall not provide services to, nor be employed by, any competitor of Trestle.

5.  Representations and Warranties. Consultant represents and warrants that: (i) Consultant possesses the requisite skill and ability to render the Services in a reasonably workmanlike manner; (ii) Consultant is able to render the Services described in Appendix A without interfering with any obligation, including without limitation any obligation of confidentiality, which Consultant may owe a third party; (iii) Consultant owns or has properly obtained all applicable rights in and to the Inventions and Works and Materials (as such terms are defined in the Inventions Agreement) devised, developed, designed, discovered, reduced to practice or otherwise utilized by Consultant in the course of providing the Services described in Appendix A, and such Inventions and Works and Materials do not, and shall not, infringe upon, or otherwise violate any rights of, any third party; (iv) this Agreement does not conflict with any other agreement or term of employment applicable to or binding upon Consultant and Consultant will promptly notify Trestle in the event that any such conflict does arise during the term hereof; and (v) Consultant shall render the Services to be performed hereunder in compliance with all material laws, statutes, ordinances, orders, rules and regulations, including stock exchange rules.

6.  Indemnification. Consultant shall indemnify, defend and hold harmless Trestle from and against any and all liability, loss, damage, expense, claims or suits arising out of: (i) Consultant’s breach of this Agreement, including any representation or warranty contained herein; or (ii) any grossly negligent or willful act or omission by Consultant or his employees, associates, consultants, agents, representatives, assignees or successors in interest, which occurs pursuant to or in connection with this Agreement or the relationship or relationships contemplated by this Agreement. Trestle shall indemnify, defend and hold harmless Consultant from and against any and all liability, loss, damage, expense, claims or suits arising out of: (i) Trestle’s breach of this Agreement, including any representation or warranty contained herein; or (ii) the Services provided by Consultant, provided such claim does not in any manner arise from: (A) Consultant’s breach of this Agreement, including any representation or warranty contained herein, or (B) Consultant’s, or his employees, associates, consultants, agents, representatives, assignees or successors in interest, grossly negligent or willful act or omission which occurs pursuant to or in connection with this Agreement or the relationship or relationships contemplated by this Agreement.

7.  Termination. This Agreement may be terminated immediately by either Party upon a material breach by the other Party. For purposes of this Agreement, a material breach by either shall include Trestle’s failure to timely pay Consultant’s Fees and Expenses in accordance with the Description of Work in Appendix A. A material breach by Consultant shall include, without limitation: (i) failure to adhere to the material terms and conditions of this Agreement; (ii) any conduct by Consultant that (in the good faith determination of Trestle) would materially injure the goodwill or reputation of Trestle; (iii) Consultant’s breach of any representation or warranty; and (iv) non-performance of the duties under this agreement. In the case of a change in control of the Trestle, at its sole discretion, Trestle may terminate this agreement by giving 30 days notice. For purpose of this agreement, change of control will constitute a change in ownership of more that fifty percent of the Company’s common stock within a ninety-day period.

8.  Effect of Termination. In the event of any termination of this Agreement prior to completion of the Term, other than for change of control, and in accordance with the specifications of Section 8 hereof, Trestle agrees to pay Consultant any unpaid balance due for work performed up to and including the date of termination. Upon termination, Consultant will return to Trestle all material containing Confidential Information (as defined in the Inventions Agreement) and all records, data, notes, reports, printouts, sketches, material, equipment and other documents or property, and all reproductions of any of the foregoing, furnished by Trestle or developed or prepared by Consultant in connection with the Services.

9.  Notices. Any and all notices or other communications required or permitted to be given by either Party to the other shall be in writing and may be transmitted either by personal delivery by a national courier service or by mail, certified postage prepaid, with return receipt requested. Notices shall be deemed duly served and given when personally delivered to the Party to whom directed or any of its officers, or, in lieu of such personal service, three days after being deposited in the United States Mail, certified mail, return receipt requested, postage prepaid, addressed as follows:

To Trestle:Trestle Holdings, Inc.

199 Technology Dr. Suite 105

Irvine, CA 92618

Facsimile: (949) 673-1058

Attention: Barry Hall

To Consultant:Michael Doherty

137 Channel Pointe Mall

Marina del Rey, CA 90292

Facsimile: (310) 473-7175

10.  Entire Agreement. This Agreement, together with the Appendices hereto, and the Inventions Agreement, shall constitute the entire agreement between the Parties hereto with respect to the retention of Consultant by Trestle, and contains all of the covenants and agreements between the Parties with respect to that retention in any manner whatsoever. Each Party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any Party, or anyone acting on behalf of any Party, which are not embodied herein, or in the Inventions Agreement, and that no other agreement, statement, or promise not contained in this Agreement, or the Inventions Agreement, shall be valid or binding.

11.  Modification. This Agreement may not be amended except by a written agreement modifying the appropriate document duly executed by Consultant and an officer of Trestle.

    12.  Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. Consultant’s duties, obligations, rights and privileges hereunder may not be delegated or assigned in any manner without Trestle’s prior written consent, which shall be provided or withheld in Trestle’s sole discretion. The benefits hereunder with respect to the rights of Trestle may be assigned by Trestle to any other corporation or other business entity which succeeds to all or substantially all of the business of Trestle through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of Trestle.

13.  Effect or Waiver. Waiver by either of the parties of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereof.

14.  Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction such provision shall be deemed amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken, but the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

15.  Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the law of the State of California, without reference to the conflict of laws principles thereof. Any conflict or dispute arising under this Agreement or the relationship between the Parties shall be resolved exclusively before a court of competent jurisdiction in Orange County, California.

16.  Construction. Each party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

17.  Survival. Sections 4, 5, 6 and 8-19 will survive the expiration or termination of this Agreement.

18. Attorney’s Fees. The prevailing party in any litigation instituted under this Agreement shall, in addition to other remedies, be entitled to be reimbursed by the other party for all expenses of such litigation, including reasonable attorneys’ fees and expenses.

19. Headings. The headings to the sections and Appendices of this Agreement are included merely for convenience of reference and do not affect the meaning of the language included therein.

20.  Equitable Remedies. In the event of a breach or threatened breach of the terms of this Agreement by Consultant or Trestle, the parties hereto acknowledge and agree that it would be difficult to measure the damage to the Consultant or Trestle from such breach, that injury to the Consultant or Trestle from such breach would be impossible to calculate and that monetary damages would therefore be an inadequate remedy for any breach. Accordingly, the Consultant or Trestle, in addition to any and all other rights which may be available, shall have the right of specific performance, injunctive relief and other appropriate equitable remedies to restrain any such breach or threatened breach without showing or proving any actual damage to the Consultant or Trestle.

21. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date written above.

TRESTLE HOLDINGS, INC.

By:
William Dallas
Chairman of the Compensation Committee

CONSULTANT
              By:
             Michael Doherty

APPENDIX A
TO INDEPENDENT CONSULTING AGREEMENT
Description of Work

1.DETAILED DESCRIPTION OF WORK: As Executive Chairman, the Consultant will oversee the capitalization of the Company, investor relations and will provide strategic advice to the Chief Executive Officer. Additionally, Consultant agrees to assume the obligation of providing an administrative assistant to Mr. Roger Burledge from the commencement date until the termination of Mr. Burledge’s contract on March 31, 2006.

2.START DATE: June 1, 2005

3. COMPLETION DATE: May 31, 2006

4.PERSON(S) WHO ARE TO PERFORM THE WORK: Michael Doherty

5.AUTHORIZED REPRESENTATIVE OF TRESTLE:

The character of Consultant’s Services shall be subject to the assignment and direction of the Board of Directors and shall coordinate and report his activities to the Executive Committee and Audit Committee [

6.SCHEDULE PERFORMANCE:

If at any time during the performance of this contract any phase of the required tasks appears to be impossible of execution or if any phase cannot be completed on schedule, it is agreed that Consultant will notify Trestle within one (1) day of such determination. At the time of such notification Consultant shall explain to Trestle why a particular task is impossible to complete and propose alternative procedures for achieving the desired result.

7.REPORT SCHEDULE:

Consultant shall report regularly to the Executive Committee and Audit Committee on Consultant’s progress on the tasks enumerated above, and shall invoice Trestle monthly in arrears for work performed.

8.PAYMENT TERMS:

Consultant’s compensation will be $20,000 per month in advance, and shall bill on a monthly basis for work performed during the preceding month. Additionally, the Consultant shall be paid a monthly allowance of $2,500 in advance to cover expenses related of an administrative assistant.

All amounts to be paid in US Dollars to Consultant’s bank account by wire or electronic transfer.

9.EXPENSES:

The Company agrees that Consultants affiliated company, Doherty & Company shall have access to approximately 3,500 square feet of office space until September 26, 2005. From September 27, 2005 to May 31, 2006 Consultant shall have access to one office and appropriate space for an administrative assistant. Trestle agrees to reimburse Consultant for the following reasonable and customary expenses, against invoice with accompanying receipts. All expenses above $500 shall be pre-approved by the Compensation Committee prior to incurring into them:

	Yes	No
- Routine out-of-pocket expense	✓
- Local travel		✓
- Long distance travel at the direction of the Executive Committee	✓
- Other - as approved in advance	✓

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APPENDIX B

CONFIDENTIALITY AND INVENTIONS AGREEMENT